范紀羅江 FAIRBAIRN CATLEY LOW & KONG

Our Ref 本行檔號 1841701/18/WWM

Your Ref 來函檔號

Date 日期 12th April 2024

Galaxy Payroll Services Limited
25th Floor, Ovest,
77 Wing Lok Street,
Hong Kong

BY HAND

Attn: Mr. Kenneth But

Dear Sirs,

Re: 25th Floor, Ovest, 77 Wing Lok Street, Hong Kong ("the Property")

We refer to the above matter and send you herewith the counterpart of the stamped Renewal Tenancy Agreement made between Smilax Investments Limited as Landlord and your company as Tenant dated 28th March 2024 for your safe retention.

Kindly acknowledge receipt of the above by signing and returning to us a copy of this letter annexed hereto.

Yours faithfully,

FAIRBAIRN CATLEY LOW & KONG
WWM
Encls

香港辦事處
HONG KONG OFFICE
香港港灣道6-8號
瑞安中心23樓
23/F Shui On Centre
6-8 Harbour Road
Hong Kong
DX-225020 Wan Chai I
電話 Telephone 傳真 Facsimile
(852) 2522 2041 (852) 2845 9282
(852) 2525 9161 (852) 2845 2928

上海代表處
SHANGHAI OFFICE
中國上海淮海中路300號
香港新世界大厦47樓 郵編 200021
47/F Hong Kong New World Tower
300 Huai Hai Zhong Road
Shanghai 200021, China
電話 Telephone
(8621) 6335 3376
(8621) 5116 2883

post@fclklaw.com.hk
http://www.fclklaw.com.hk

THIS AGREEMENT made the 28th day of March Two Thousand and Twenty-Four

BETWEEN the party named and described as the Landlord in the First Schedule hereto (hereinafter called "the Landlord" which expression shall where the context so admits include its successors and assigns) of the one part and the party named and described as the Tenant in the said First Schedule (hereinafter called "the Tenant") of the other part.

WHEREBY IT IS AGREED as follows :-

1. The Landlord shall let and the Tenant shall take ALL THOSE the said premises more particularly described and set out in the Second Schedule hereto (hereinafter referred to as "the said premises") Together with the use in common with the Landlord and all others having the like right of the entrances, staircases, landings, passages (if any) of and in the building of which the said premises form part (hereinafter referred to as "the said building") in so far as the same are necessary for the proper use and enjoyment of the said premises and except in so far as the Landlord or the manager of the said building may from time to time restrict such use And Together with the use in common as aforesaid of the lifts (if any) whenever the same shall be operating for such terms of months at such rent and in such manner more particularly described and set out in the Third Schedule hereto.

2. The Tenant to the intent that the obligations hereunder shall continue throughout the said term of tenancy hereby agrees with the Landlord as follows :-

(a) To pay the Rent and the Management Fees with or without demand to the Landlord monthly in advance on such day of each and every month and in such manner as is mentioned in the Third Schedule and the Fourth Schedule hereto. The Rent and the Management Fees shall be paid to the Landlord clear of all deductions to the intent that the Tenant shall have no right to make any deduction from the Rent and the Management Fees by reason of any claim which the Tenant may have against the Landlord whether for breach of any agreement, stipulation, term or condition herein contained and on the Landlord's part to be observed or performed or otherwise and the Tenant's

remedy in respect of any such claim shall exclude set-off.

(b) To pay with or without demand at the times in the manner aforesaid the Rent by autopay through one of the banking institutions in Hong Kong as designated by the Landlord from time to time with prior notice in writing and the Management Fees by tender of cheques Provided that the Landlord may by a notice in writing to the Tenant direct the Tenant to tender the Rent and/or the Management Fees for payment in such manner at such place and to such person as the Landlord shall from time to time direct.

(c) To pay and discharge the rates, the Management Fees and all other taxes, assessments, duties, charges, impositions and all other outgoings which now are or shall at any time hereafter during the term of tenancy be assessed imposed or charged by the Government of Hong Kong, the management committee or manager of the said building or any other lawful authorities upon the said premises or upon the owner or occupier in respect thereof (property tax alone excepted) and to produce to the Landlord such receipts or other evidence of any of the payments aforesaid as the Landlord may from time to time reasonably require.

(d) Without prejudice to the foregoing, the Landlord shall be entitled to debit the Tenant with the amount of rates payable in respect of the said premises quarterly in advance in the months of January, April, July and October and the Tenant shall in such event pay the amount of rates debited to the Landlord quarterly in advance and the Landlord shall settle rates payable in respect of the said premise directly with the Hong Kong Government after receipt of payment of rates from the Tenant.

(e) If for any reason whatsoever the rateable value of the said premises during the term of tenancy is increased to a figure in excess of the rateable value as at the date of these presents or if the rates and/or Management Fees payable shall be increased then and in any such case the Tenant shall during the continuance of the term of tenancy bear such increase in rates and/or Management Fees and such increase or increases shall form part of the Rent and be recoverable accordingly.

(f) The rates and the Management Fees shall be paid as additional rent and the

Landlord shall be entitled to treat any non-payment thereof as non-payment of rent and recover the same accordingly.

(g) To pay and discharge all charges for gas, water and electricity as may be shown by the Tenant's own meter or meters installed upon the said premises and to pay all deposits therefor. In the event that the said premises are not separately metered, the Tenant shall pay a due proportion of the charges as shown by the metre(s) through which the supply to the said premises is rendered such apportionment to be determined by the Landlord at the Landlord's sole discretion and to be final and binding on the Tenant.

(h) To keep all the interior of the said premises including the flooring and interior plaster or other furnishing material or rendering to walls floors and ceilings and the shop front to the said premises and all the Landlord's fixtures and fittings thereto in good clean tenantable substantial and proper repair and conditions throughout the term hereby created (fair wear and tear excepted) and in such repair and conditions to yield them up at the determination of the Agreement.

(i) To submit all plans and specifications (including structural, electrical, architectural and otherwise) for the fitting out of or concerning the interior of the said premises to the Landlord for approval and not to carry out any fitting out work to the said premises before such plans and specifications are approved by the Landlord and to pay to the Landlord on demand all costs and expenses including without limitation any costs and expenses payable to consultants or experts incurred by the Landlord in connection with the approval of such plans and specifications.

(j) To paint and whitewash the internal parts of the said premises or any parts thereof whenever required by the Government authorities so to do.

(k) To repair or replace any electrical installation or wiring of and in the said premises if the same becomes dangerous or if so reasonably required by the Landlord or by the appropriate electricity supply company. The Tenant shall permit the Landlord's agent to test the Tenant's wiring in the said premises at any time upon prior appointment (except in case of emergency).

(l) To reimburse to the Landlord the cost of replacing all broken or damaged

windows and/or glass panels and/or shop front glass (if any) of and in the said premises whether or not the same be broken or damaged by the negligence of the Tenant.

(m) To pay to the Landlord on demand all reasonable costs incurred by the Landlord in cleansing or clearing any of the drains, pipes or sanitary or plumbing apparatus choked or stopped up owing to the careless or improper use or neglect by the Tenant or any employee, agent or licensee of the Tenant.

(n) To take all reasonable precautions to protect the interior of the said premises against damage by storm or typhoon or the like.

(o) To permit the Landlord and its agents at all reasonable times and upon prior appointment (except in case of emergency) to enter and view the state of repair of the said premises and the equipment and furniture and forthwith to repair and amend any defects for which the Tenant is responsible and of which written notice shall be given to the Tenant or left on the said premises. If the Tenant shall not within 14 days after the service of such notice proceed with the execution of such repairs the Landlord may enter upon the said premises and execute such repairs and the cost thereof shall be a debt due from the Tenant to the Landlord and be forthwith recoverable by action.

(p) To use the said premises for the lawful commercial purpose of the Tenant as an office only but the Landlord does not represent or warrant that the said premises are suitable for the use or purposes specified above or for any purposes whatsoever and the Tenant shall satisfy itself or shall be deemed to have satisfied itself that they are suitable for the purpose for which they are to be used and the Tenant hereby agrees that it will at its own expense apply for any requisite licence or licences permit or permits from all Government or Public Authorities in respect of the carrying on of the Tenant's trade or business therein and shall execute and comply with all Ordinances, Regulations, Orders, Notices or Rules made by all competent Government or Public Authorities in connection with the conduct of such trade and business by the Tenant in the said premises AND the Tenant hereby further agrees to indemnify the Landlord in respect of any breach by the Tenant of this Clause.

(q) Not to produce or permit or suffer to be produced any music, noise (including

sound produced by broadcasting or any apparatus or equipment capable of producing reproducing receiving or recording sound) so as to be a nuisance or annoyance to occupiers of other premises in the said building or in the neighbourhood.

(r) Not to do or permit to be done in or upon the said premises or any part thereof anything which may be or become a nuisance annoyance damage or disturbances to the Landlord or the tenants or occupiers of other portions of the building of which the said premises form part or other property in the neighbourhood or anywise against the laws or regulations of Hong Kong. If the management committee or manager of the said building or any of the lawful Authorities shall at any time during the tenancy created make any reasonable complaint opposition objection or protest against the Tenant in respect of the user of the said premises the Tenant shall forthwith cease to use the said premises in the manner which gives rise to the said complaint opposition objection or protest.

(s) To ensure that the said premises do not become infested with insects or vermin. In the event of the said premises becoming so infested the Tenant shall pay the cost of extermination as arranged or approved by the Landlord, and the selected exterminators shall be given full access to the said premises for this purpose.

(t) Not to keep or store or cause or permit or suffer to be kept or stored any arms ammunitions gun-powder saltpetres kerosene or other explosive or combustible substances or hazardous goods in the said premises or do or cause to be done or suffer or permit any act deed matter or thing whatsoever which shall amount to a breach or non-observance of the terms and conditions under which the said premises are held from the Government.

(u) Not without the previous written consent of the Landlord to assign underlet or otherwise part with the possession of the said premises or any part thereof in any way whether by way of sub-letting lending sharing or other means whereby any person or persons not a party to this Agreement obtains the use or possession of the said premises or any part thereof irrespective of whether any rental or other consideration is given for such use or possession. The

tenancy shall be personal to the Tenant named in this Agreement and without in any way limiting the generality of the foregoing the following acts and events shall unless previously approved in writing by the Landlord (which approval the Landlord may give or withhold at the Landlord's absolute discretion without assigning any reason therefore) be deemed to be breaches of this sub-Clause:-

(i) in the case of a tenant which is a sole proprietorship or partnership any change in the sole proprietor thereof or the taking in of one or more partners or new partners whether on the death or retirement of an existing partner or otherwise;

(ii) in the case of a tenant who is an individual (including a sole surviving partner of a partnership tenant) the death insanity or other disability of that individual to the intent that no right to use possess occupy or enjoy the said premises or any part thereof shall vest in the executors administrators personal representatives next of kin trustee or committee of any such individual;

(iii) in the case of a tenant which is a corporation any reconstruction amalgamation merger voluntary liquidation or change in the person or persons who owns or own a majority of its voting shares;

(iv) the giving by the Tenant of a Power of Attorney or similar authority whereby the donee of such Power obtains the right to use possess occupy or enjoy the said premises or any part thereof or does in fact use possess occupy or enjoy the same; or

(v) the change of the Tenant's business name without the previous written consent of the Landlord.

(v) Not without the previous consent in writing of the Landlord to make any alteration or additions (whether of structural nature or otherwise) to the said premises or any part thereof or erect, install, remove or alter any fixture, partitioning or other erection or installation in the said premises or any part thereof including in particular the fixtures, machinery, meters and switchboards in the said premises or to install or permit or suffer to be installed any equipment, apparatus or machinery which imposes a weight on

any part of the flooring in excess of that for which it is designed and further Provided that the consent of the Landlord may be given subject to such conditions as the Landlord may in its absolute discretion impose and the Tenant shall :-

(i) forthwith at the request of the Landlord make good any such wall partition fixture installation or other part injured cut or maimed;

(ii) forthwith at the request of the Landlord demolish and remove any alteration or addition made in breach of this Agreement and restore the said premises to their previous condition at the Tenant's own costs and expenses to the satisfaction of the Landlord;

(iii) at the expiration or sooner determination of the term hereby granted at the Tenant's own cost if the Landlord so requests reinstate and restore the same to the plan and design as if such addition or alteration (or such of them as may be specified by the Landlord) had not been made and make good all damage caused thereto with the exception of improvement.

(w) Not to cut maim or injure or permit or suffer to be cut maimed or injured any doors, windows, walls, beams structural members or any part of the fabric of the said premises nor any of the plumbing or sanitary apparatus or installation included therein.

(x) Not to install or use in the said premises any plant, apparatus, machinery or equipment which requires any additional electrical main wiring or which consumes electricity not metered through the meter(s) from which the Tenant's consumption of electricity is calculated.

(y) Not without the previous written consent of the Landlord to alter the existing locks, bolts or fittings on the entrance doors to the said premises nor to install any additional locks, bolts or fittings thereon.

(z) Not to affix anything or paint or make any alteration whatsoever to the exterior of the said premises without the prior written consent of the Landlord.

(aa) Not to block up darken or obstruct the window belonging to the said premises without having obtained the express written consent of the Landlord which consent may be given subject to such conditions as the Landlord may in its

absolute discretion consider fit to impose.

(bb) In the event of the Tenant installing private air-conditioning units in the said premises or any part thereof the Tenant shall obtain the prior written consent of the Landlord and comply with the directions and instructions of the Landlord regarding installation and shall at its own expense be responsible for their periodic inspection maintenance and repair and for the replacement of defective wiring and the Tenant shall be strictly liable for any damage caused directly or indirectly by the installation operation or removal of such units.

(cc) Not to affix or put up or display any signboard, sign, decorations or other thing whatsoever outside the said premises or any door wall exterior or window, except with the written approval of the Landlord but any approval to be granted shall be subject to such conditions as the Landlord may think fit. The Landlord shall have the right to remove at the cost and expenses of the Tenant any signboard, sign, decoration or thing which shall be affixed put up or displayed without the prior approval of the Landlord.

(dd) Not to use the said premises or allow or permit or suffer the same to be used for illegal or immoral purposes.

(ee) Not to use or permit or suffer to be used the said premises or any part thereof as sleeping quarters or otherwise as domestic premises within the meaning of the Landlord and Tenant (Consolidation) Ordinance or similar legislation for the time being in force and not to allow any person to remain on the said premises overnight unless with the Landlord's prior permission in writing. Such permission shall only be given to enable the Tenant to post watchmen to look after the contents of the said premises and the names of the watchmen shall first be registered with the Landlord prior to its giving such permission.

(ff) To obey and comply with and to indemnify the Landlord against the breach of all Ordinances, regulations, bye-law, rules and requirements of any governmental or other competent authority relating to the conduct and carrying of the Tenant's activities on the said premises or any other act, deed, matter or thing done, permitted, suffered or omitted therein or thereon by the Tenant or any employee, agent or licensee of the Tenant.

(gg) To observe and perform and not to contravene any of the terms, covenants and

conditions contained in the Agreement or the Conditions of Sale, Exchange or Regrant as the case may be under which the said premises are held from the Government (hereinafter called "the Government Lease").

(hh) To observe and perform and not to contravene any of the terms, covenants and conditions contained in the Deed of Mutual Covenant or Management Agreement (if any) as the case may be or any other Deed affecting the said premises.

(ii) To observe such house rules as may from time to time be established by the management committee or manager of the said building for the purpose of the proper management and control of the said building.

(jj) Not to encumber obstruct or permit to be encumbered or obstructed with any boxes, packaging, merchandise, rubbish or other articles or obstructions of any kind or nature any of the entrances, exits, staircases, landings, passages, lifts, lobbies or other parts of the said building not included in the said premises. In addition to any other remedies which the Landlord may have hereunder, the Landlord, its servants or agents may without any prior notice to the Tenant remove any such obstruction and dispose of the same as it may think fit without incurring any liability therefor and the Tenant shall on demand pay to the Landlord all costs and expenses incurred in such removal.

(kk) At the expenses of the Tenant to maintain all lavatories water apparatus and sanitary system (when used exclusively by the Tenant its employees invitees and licensees) in good clean and tenantable state and in proper repair and condition at all times during the said term to the satisfaction of the Landlord and in accordance with all regulations for the time being affecting the same.

(ll) Not to use or suffer to be used the said premises or any part thereof for the manufacture or storage of goods or merchandise or for the keeping or storage of any extra hazardous or dangerous goods within the meaning of the Dangerous Goods Ordinance and the regulations thereunder or any statutory modification or re-enactment thereof or for any purpose as shall be in contravention of the provisions of the Government Lease, the Deed of Mutual Covenant, or the Occupation Permit of the said building.

(mm) Not to carry on any trade or business in the said premises which is now or may

hereafter be declared to be an offensive trade under the Public Health and Municipal Services Ordinance Cap.132 or any enactment amending the same or substituted therefor.

(nn) Not to place expose or leave or permit to be placed exposed or left for display sale or otherwise any goods or merchandise or thing whatsoever upon or over the ground outside the said premises.

(oo) Not to permit or suffer any sale by auction to be held upon the said premises.

(pp) Not to cause or suffer or permit to be done any act or thing whereby the policy or policies of insurance (if any) on the said premises against damage by fire or liability to Third Parties for the time being subsisting may become void or voidable or whereby the rate of premium or premiums thereon may be increased, and to repay to the Landlord on demand all sums paid by the Landlord by way of increased premium or premiums thereon and all expenses incurred by the Landlord in and about any renewal of such policy or policies arising from or rendered necessary by a breach of this Clause.

(qq) To be wholly responsible for and to indemnify the Landlord against any proceedings actions claims or demands whatsoever by any person for any loss, damage or injury caused to any person whomsoever or any property whatsoever whether directly or indirectly through the defective or damaged condition of any part of the interior of the said premises or any fittings, fixtures or wiring therein for the repair of which the Tenant is responsible hereunder or through or in any way owing to the spread of fire or smoke or the leakage or overflow of water including storm or rain water from the said premises or any part thereof or through the act, default or neglect of the Tenant, its servants, agents, licensees or customers.

(rr) Not to overload the lifts in excess of their maximum capacity and to be responsible for any damage caused by any breach of this clause.

(ss) Not to move any safe, heavy machinery, equipment, bulky matter or fixtures in and out of the said building without first obtaining the Landlord's written consent. The Tenant shall hold the Landlord indemnified against all damages sustained by any person or property and for any damages or monies paid out by the Landlord in settlement of any claim or judgments as well as legal costs

incurred in connection therewith, and all costs incurred in repairing any damage to the said building or its appurtenances resulting from the movement of any safe, heavy machinery, equipment, bulky matter or fixtures.

(tt) Not to place a load upon any floor of the said premises in excess of the loading for which the floor is designed. Business machines and mechanical equipment authorised by the Landlord shall be placed and maintained by the Tenant at the Tenant's expense in setting sufficient in the Landlord's judgment to absorb and prevent vibration noise and annoyance to occupiers of other portions of the said building.

(uu) To give notice to the Landlord or its agent of any damage that may be suffered to the said premises and of any accident to or defects in the water and gas pipes (if any), electrical wiring or fittings, fixtures or other services or facilities within the said premises.

(vv) To pay to or reimburse the Landlord or the Building Manager (as the case may be) the cost of any damage caused to any part of the common areas of the said building occasioned by the Tenant its licensees employees agents or contractors or any other person claiming through or under the Tenant.

(ww) Not to bring into the said building any bicycle, vehicle or animal save with the prior written consent of the Landlord.

(xx) Not to keep or permit or suffer to be kept in the said premises any dog, cat or other animal or bird or pet or livestock of any description.

(yy) Not to cook or permit or suffer to be cooked any food in the said premises or to cause or permit any offensive or unusual odours to be produced upon or emanate from the said premises.

(zz) To take due care of all fire fighting equipment (if any) as installed in the said premises or the said building which shall be and remain the property of the Landlord and in particular the Tenant shall not allow such equipment to be interfered with or moved to any other position. The Tenant shall further pay the annual recharge and inspection fees of all the fire-extinguishers as installed in the said premises. And the Tenant shall not injure or interfere or allow or permit or suffer anyone to injure or interfere with or alter or test or reset or repair or replace the Fire "Sprinkler" System and all other fire fighting

equipment installed in the said premises and the said building without the prior written approval of the Landlord first had and obtained.

(aaa) At the expiration or sooner determination of the term of tenancy quietly to yield up to the Landlord the said premises and all fixtures fittings decorations partitions improvements and additions thereto in good substantial and tenantable repair and condition (fair wear and tear excepted) and the Tenant shall not be entitled to claim any compensation or damages from the Landlord in respect of any fixtures fittings decorations partitions improvements or additions made by the Tenant to the said premises Provided That the Tenant shall if so required by the Landlord at the Tenant's own costs and expenses remove all fixtures fittings partitions and additions installed by the Tenant and on or before the expiration or sooner determination of the term of tenancy restore the said premises to its original condition as at the time when the Tenant first took vacant possession of the said premises.

3. The Landlord hereby agrees with the Tenant as follows :-

(a) To pay the Government rent payable in respect of the said lot and the Property Tax payable in respect of the said premises.

(b) That the Tenant paying the rent hereby agreed to be paid on the days and in manner herein provided for payment of the same and observing and performing the covenants agreements stipulations and conditions herein contained and on the Tenant's part to be observed and performed shall peaceably hold and enjoy the said premises during the said term without any interruption by the Landlord or any person lawfully claiming under or in trust for the Landlord.

4. (a) It is hereby agreed and expressly confirmed that the following rights are excepted and reserved to the Landlord (its successors and assigns and all persons having the like right) throughout the term :-

(i) the right of free and uninterrupted passage and running of water, soil, gas, drainage, electricity and all other services or supplies through such sewers, watercourses, conduits, pipes, wires, cables and ducts as are

now or may hereafter be in, on or under the said premises and serving or capable of serving the said building or any adjoining or neighbouring property together with the right to enter upon the said premises to inspect repair replace or maintain any such sewers, watercourses, conduits, pipes, wires, cables, ducts, all lighting or illuminating devices including but not limited to all light emitting diode (LED) devices, as are now or may hereafter be in, on or under or within or with the said premises and/or the said building Provided That in the exercise of these rights the Landlord shall cause as little damage or inconvenience to the Tenant as reasonably possible and make good any damage caused thereto;

(ii) the full and free right and liberty to enter upon the said premises in the circumstances in which the covenants by the Tenant contained in these presents permit such entry and in particular but without prejudice to the generality of the foregoing the right to enter into and upon the said premises at all times for the purpose of obtaining access to and egress from any machinery or switch rooms or the like remaining under the control of the Landlord and located on any of the floors of the said building on which any portion of the said premises is situated or to carry out repairs to the said premises or any part thereof as the Landlord shall in its absolute discretion consider necessary and the Landlord shall in carrying out such works cause as little inconvenience to the Tenant as reasonably possible and make good any damage caused thereto;

(iii) the right from time to time on giving reasonable notice to the Tenant (such notice not to be required in case of emergency or breakdown) and causing as little inconvenience to the Tenant as reasonably possible to suspend the air-conditioning system (if any), lifts, escalators, electric power, water supply and any other building services provided in or serving the said building for the purpose of servicing, maintaining, repairing, renewing, improving or replacing the same and any of them;

(iv) the right at any time and from time to time to improve extend add to or reduce the land and/or the said building and/or the said premises or any part thereof in any manner whatsoever alter or deal with the said building and/or the said premises (including without prejudice to the generality of the foregoing the erection of scaffolding on the exterior of the said building for the purpose of redecoration or maintenance) notwithstanding any diminution of light to the said premises;

(v) the right at any time and from time to time to make or cause to be made changes alterations improvements works or cause to be made changes alterations improvements works or repair maintenance redevelopment demolition renovation refurbishment re-arrangement and/or relocations of the said building or any part or parts thereof (including but not limited to the common areas, the external walls, windows, lift lobbies, entrances, passageways, doors, doorways, corridors, landings, staircases, arcades, lobbies, lifts, escalators, roof(s) and/or toilets of the said building and/or the said premises) and/or to extend or reduce the areas of the entrances, landings, staircases, passages, lobbies or other parts of the said building intended for common use or for the use of the Tenant for whatsoever reason as may be determined by the Landlord or the Manager without incurring any liability whatsoever to the Tenant or any other person whomsoever in respect of any loss damage or injury of whatsoever nature. The Tenant shall not be entitled to any compensation nor shall the Rent, the Management Fees or any other charges or fees payable by the Tenant hereunder or any part thereof abate or cease to be payable on account thereof. The Tenant shall waive all claims (if any) whatsoever against the Landlord or the Manager on ground of inconvenience, disturbances, loss of areas, loss or business or otherwise and whether during or after such changes or alterations. The Tenant shall also have no complaints or claims (if any) against the Landlord or the Manager for abatement of Rent or charges in case of any noise nuisance or interference with use of the said premise and/or the said building due

to such renovations or alterations works or the operations thereof as mentioned hereinabove carried out in other parts of the said building by the Landlord or the Manager or other tenants of the said building;

(vi) the full right and liberty at all times and from time to time without the necessity of obtaining consent and without compensation to the Tenant to use the external surfaces of the curtain walls windows window frames roof(s) and/or other parts of the said premises and/or the said building for the purpose of repairs maintenance improvements and decoration (whether permanent or seasonal) or otherwise together with the right to erect attach and retain scaffolding or other structures as shall be convenient for such purposes and for the purpose of putting advertisements thereon as the Landlord or the Manager shall absolutely think fit;

(vii) the right to name or change or to consent to the change of the name of the said building with any such name or style as the Landlord in its sole discretion may determine and at any time and from time to time to change alter substitute or abandon any such name without thereby becoming liable to compensate the Tenant for any loss expense or inconvenience caused to the Tenant as a consequence thereof. The Tenant agrees that in the event of the Landlord or the Manager (as the case may be) exercising its right to name or change the name of the said building, the Tenant shall not claim for loss or compensation against the Landlord or the Manager (as the case may be) for the change of the name of the said building or any part thereof;

(viii) the right from time to time to improve the said building extend add to or reduce the said building or in any manner whatsoever alter or deal with the said building (other than the said premises) Provided always that in exercising such right the Landlord will endeavour to cause as little inconvenience or damage to the Tenant or the said premises (as the case may be) as is reasonably practicable in the circumstances.

(b) Nothing in this Clause or in this Agreement shall be construed as imposing on the Landlord or the Manager any duty to insure against any of the above risks

or liabilities. For its own protection the Tenant may as it deems fit insure against any or all of the above risks or liabilities at its own costs and expenses.

5. (a) The Tenant shall on the signing hereof deposit and maintain with the Landlord the sum of HONG KONG DOLLARS FIVE HUNDRED AND TWO THOUSAND EIGHT HUNDRED AND EIGHT ONLY (HK$502,808.00) ("the Deposit") to secure the due observance and performance by the Tenant of the covenants agreements stipulations and conditions herein contained and on the Tenant's part to be observed and performed. The Deposit shall be retained by the Landlord throughout the said term free of any interest to the Tenant with power for the Landlord without prejudice to any other right or remedy hereunder to deduct therefrom the amount of any costs expenses loss or damage sustained by the Landlord as the result of any non-observance or non-performance by the Tenant of any such covenant agreement stipulation or condition. Subject as aforesaid the Deposit shall be refunded to the Tenant by the Landlord within thirty days after the expiration or sooner determination of this Agreement and the delivery of vacant possession to the Landlord or within thirty days of the settlement of the last outstanding justifiable claim by the Landlord against the Tenant in respect of any breach non-observance or non-performance of any of the covenants agreements stipulations or conditions herein contained and on the part of the Tenant to be observed and performed whichever is the later.

(b) It is acknowledged and agreed by the parties hereto that upon the signing of this Agreement, the deposit of HK$502,808.00 held under the previous Tenancy Agreement made between the same parties hereto and dated 11th April 2022 in respect of the said premises ("the Previous Tenancy Agreement") shall be transferred to the Tenant's credit as for payment of the Deposit (without prejudice to Clause 5(a) hereinabove) Provided that if at any time, there shall be any breach non-observance or non-performance by the Tenant of any agreements stipulations or conditions in the Previous Tenancy Agreement, the Landlord shall be entitled, without prejudice to any other rights or remedies it may have, to deduct from the Deposit any rent or other charges

payable under the Previous Tenancy Agreement which is in arrear or any loss or damage incurred or sustained and the Tenant shall upon demand forthwith further deposit with the Landlord the amount so deducted and failure by the Tenant so to do shall entitle the Landlord to forthwith re-enter the said premises and to determine this Agreement and the Previous Tenancy Agreement.

(c) Should there be an increase in rent during the said term the Tenant shall upon such increase becoming applicable pay to the Landlord by way of an increase in the Deposit a sum proportional to the said increase in rent and the payment of such increase shall be a condition precedent to the continuation of this tenancy.

(d) In the event that this Agreement or the said premises or any part thereof is/are assigned to other person(s) ("the new Landlord"), the following provisions shall apply :-

(i) the Tenant, subject to and at the discretion of the Landlord, shall accept and acknowledge the new Landlord as the new Landlord of the said premises or any part thereof assigned as aforesaid to whom the Tenant thereafter shall become liable according to the terms and conditions of this Agreement and shall upon the request of the Landlord enter into a Deed of Novation and/or Transfer or other agreement(s) or document(s) with the new Landlord and the Landlord in such form as shall be reasonably satisfactory to the Landlord, the Tenant and the new Landlord for the purposes of confirming the release discharge and cessation of all liabilities and obligations of the Landlord hereunder including but not limited to the Landlord's obligation in respect of the refund of the Deposit (so far as they relate to the said premises or any part thereof assigned as aforesaid) and the continuation of the liabilities and obligations of the Tenant hereunder to give effect to or (as the case may be) to confirm the assumption and taken up by the new Landlord in lieu of the Landlord of all the Landlord's liabilities and obligations hereunder including but not limited to the Landlord's obligation in respect of the refund of the Deposit hereunder (so far as they relate to

the said premises or any part thereof assigned as aforesaid); and

(ii) upon the assignment of this Agreement or the said premises or any part thereof all the Landlord's liabilities and obligations hereunder including without limitation its obligations to refund the Deposit to the Tenant hereunder (so far as they relate to the said premises or any part thereof assigned as aforesaid) whether contractual or otherwise shall absolutely cease and be taken up by the new Landlord and the Tenant shall only seek refund of the Deposit (subject always to the terms and conditions contained in this Agreement) from the new Landlord.

6. PROVIDED ALWAYS and IT IS HEREBY EXPRESSLY AGREED as follows :-

(a) If the Rent and/or the Management Fees and/or rates and/or any other sums payable hereunder or any part thereof shall be unpaid for seven (7) days after the same shall have become payable (whether formally demanded or not) or if the Tenant shall fail or neglect to perform or observe any of agreements stipulations and conditions herein contained and on its part to be performed or observed or if the Tenant shall become bankrupt or being a corporation shall go into liquidation or if any petition shall be filed for the bankruptcy or winding up of the Tenant or if the Tenant shall otherwise become insolvent or enter into any composition or arrangement with its creditors or shall suffer its goods or chattels to be levied in execution then and in any of the said cases it shall be lawful for the Landlord at any time thereafter to re-enter upon the said premises or any part thereof in the name of the whole and thereupon this Agreement shall absolutely determine and the Deposit so paid as aforesaid shall be forfeited to the Landlord but without prejudice to any right of action of the Landlord in respect of any breach of the Tenant's agreements stipulations and conditions herein contained and a written notice served by the Landlord on the Tenant or left at the said premises to the effect that the Landlord thereby exercises the power of re-entry hereinbefore contained shall be a full and sufficient exercise of such power notwithstanding any statutory or common law provisions to the contrary. All costs and expenses incurred

by the Landlord in demanding the Rent and other charges and in enforcing the Landlord's rights and/or remedies or in attempting to do so shall be repaid by the Tenant on a full indemnity basis and all legal costs and expenses incurred by the Landlord in taking any legal action or proceeding against the Tenant as a result of the Tenant failing to pay the Rent or other charges hereby reserved or failing to perform or observe any of the agreements stipulations and conditions herein contained and on the Tenant's part to be performed or observed shall be repaid by the Tenant on a solicitor and own client basis and shall be recoverable from it as a debt.

(b) Notwithstanding anything herein contained, the Landlord shall have the right to charge by way of additional rent interest at the rate of five per cent (5%) per month in respect of any payments to be made by the Tenant to the Landlord under this Agreement which shall be more than seven days in arrears (whether legally or formally demanded or not) and such interest shall be payable by the Tenant to the Landlord on demand calculated from the date upon which such payments in arrears fall due and not seven days thereafter until the date of payment as liquidated damages and not as penalty provided that the demand and/or receipt by the Landlord of interest pursuant to this provision shall be without prejudice to and shall not affect the right of the Landlord to exercise any other right or remedy hereof (including the right of re-entry) exercisable under the terms of this Agreement.

(c) For the purpose of Part III of the Landlord and Tenant (Consolidation) Ordinance Cap.7 and for the purpose of these presents the Rent and the Management Fees in respect of the said premises shall be deemed to be in arrears if not paid at the time stipulated as aforesaid. All costs and expenses for and incidental to distraint shall be paid by the Tenant on a solicitor and own client basis and is recoverable from the Tenant as a debt.

(d) This Agreement and the obligations of the Tenant to observe and perform the covenants and agreements on the part of the Tenant herein contained shall in no way be affected impaired or excused because the Landlord and/or the Manager is unable and/or unwilling to fulfil or has delayed in fulfilling any of its obligations under this Agreement or is unable and/or unwilling to make or

has delayed in making any repair addition alteration or decoration or is unable or unwilling to supply or has delayed in supplying any equipment or service hereunder.

(e) The Tenant shall deliver up vacant possession of the said premises to the Landlord at the expiration or sooner determination of the term hereby granted notwithstanding any rule of law or equity to the contrary unless the Tenant is protected under the Landlord and Tenant (Consolidation) Ordinance or any other Ordinance or Ordinances in substitution or in replacement thereof and contracting out by the parties is prohibited by provisions of the said Ordinance in force at the material time.

(f) It is hereby declared that no construction or key money or any other consideration has been paid or given to the Landlord by the Tenant for the grant of this tenancy.

(g) For the purpose of this Agreement any act default or omission of the agents servants and customers of the Tenant shall be deemed to be the act default or omission of the Tenant.

(h) It is hereby expressly agreed and declared that in the event of any breach of any terms or conditions on the part of the Tenant herein contained, the Landlord shall not by acceptance of rent or by any other act whatsoever or by any omission be deemed to have waived any such breach of terms or conditions notwithstanding any rule of law or equity to the contrary and that no consent to or waiver of any breach shall be binding on the Landlord unless the same is in writing under the hand of the Landlord.

(i) No condoning excusing or overlooking by the Landlord of any default breach or non-observance or non-performance by the Tenant at any time or times of any of the Tenant's obligations herein contained shall operate as a waiver of the Landlord's rights herein in respect of any continuing or subsequent default breach or non-observance or non-performance or so as to defeat or affect in any way the rights and remedies of the Landlord hereunder in respect of any such continuing or subsequent default or breach and no waiver by the Landlord shall be inferred from or implied by anything done or omitted by the Landlord unless expressed in writing and signed by the Landlord. Any

consent given by the Landlord shall operate as a consent only for the particular matter to which it relates and it shall in no way be considered as a waiver or release of any of the provisions hereof nor shall it be construed as dispensing with the necessity of obtaining the specific written consent of the Landlord in the future unless expressly so provided.

(j) Any notice required to be served hereunder shall be sufficiently served on the Tenant if delivered to the Tenant by post or left addressed to the Tenant at or on the said premises or at its last known address. A notice sent by post shall be deemed to be given at the time when in due course of post it would be delivered at the address to which it is sent.

(k) The Tenant shall permit the Landlord, at any time if the Landlord intends to sell the said premises, and during the six months immediately preceding the determination of the tenancy hereby created if the Landlord intends to re-let the said premises, to affix and retain without interference upon any external part of the said premises a notice for re-letting or selling the same and the Tenant shall also permit person(s) with written authority from the Landlord or its agent(s) after giving prior notice, at any time if the Landlord intends to sell the said premises, and during the six months immediately preceding the determination of the tenancy hereby created if the Landlord intends to re-let the said premises, to enter and view the said premises or any part thereof.

7. In the event of the said premises or any part thereof at any time being damaged or destroyed by fire water storm wind typhoon defective construction white-ants earthquake subsidence of the ground or any other cause (not attributable to the act or default of the Tenant) so as to be rendered unfit for use and occupation or being declared unfit for use and occupation or becoming subject to a closure order or is inaccessible due to any cause whatsoever then the Rent or a fair proportion thereof according to the nature and extent of the damage sustained shall be suspended until the said premises shall be again rendered fit for occupation and use and accessible or until the closure order is lifted And the Landlord shall pay to the Tenant the amount of any Rent so suspended in so far as the same shall have been paid in advance provided that the amount of Rent so suspended shall in the event of the parties failing to reach an agreement on the same be determined by a single arbitrator in

accordance with the provisions of the Arbitration Ordinance Chapter 341 of the Laws of Hong Kong or any statutory modification or re-enactment thereof for the time being in force AND provided always that the Landlord shall be under no obligation to reinstate the said premises if by reason of the condition of the said premises or any local regulations or other circumstances beyond the control of the Landlord it is not practicable or reasonable so to do AND provided that if the Landlord shall fail to reinstate the said premises within two months of receiving a written notice to reinstate the same from the Tenant or if the said premises are declared unfit for use and occupation or shall remain subject to the said closure order or otherwise remain uninhabitable or inaccessible for a period of two months either party may forthwith or within a reasonable time thereafter terminate this Agreement without prejudice to the rights and remedies of either party against the other in respect of any antecedent claim or breach of the agreements stipulations terms and conditions herein contained and without prejudice to the right of the Tenant to the return of the Deposit in accordance with the provisions herein contained.

8. The Landlord its agents or servants or contractors shall not be in any way liable to the Tenant, its licensees, invitees or to any person or persons claiming any right title or interest under the Tenant :-

(a) in respect of any damage or injury which may be sustained by the Tenant or by any such person or persons as aforesaid on account of the defective or damaged condition of the said premises or the Landlord's fixtures therein or any part thereof and in particular the Landlord shall not be responsible to the Tenant or any person or persons as aforesaid for any damage caused by or through or in anywise owing to any typhoon leakage of water or electric current from the water pipes or electric wiring or cable situated upon or in anyway connected with the said premises;

(b) in respect of any loss or damage to person or property sustained by the Tenant or any other person caused by or through or in any way owing to any defect in or breakdown of the lifts, condenser water supply system, electric power and water supplies, or any other service provided in the said building;

(c) in respect of any loss or damage to person or property sustained by the Tenant or any other person caused by or through or in any way owing to the escape of

fumes smoke fire or any other substance or thing or the overflow of water from anywhere within the said building; and

(d) for the security or safekeeping of the said premises or any contents therein and in particular but without prejudice to the generality of the foregoing the provision by the Landlord of watchmen and caretakers or any mechanical or electrical systems of alarm of whatever nature shall not create any obligation on the part of the Landlord as to the security of the said premises or any contents therein and the responsibility for the safety of the said premises and the contents thereof shall at all times rest with the Tenant;

nor shall the Rent, the Management Fees, rates and other charges hereinbefore mentioned or any part thereof abate or cease to be payable on account of any of the foregoing.

9. There are included in the letting those electrical appliances and/or equipment and/or furniture for the use of the Tenant as set out in the Fifth Schedule hereto ("the said electrical appliances and equipment") Provided That the Tenant shall keep the same in tenantable repair and shall not remove the same or any items from the said premises and shall keep the same in their present state of repair and condition and shall regularly cause them to be serviced (reasonable wear and tear excepted) and shall replace with similar articles of at least equal value or if the Landlord so requires pay to the Landlord the value of any part of the said electrical appliances and equipment which may be destroyed or so damaged as to be incapable of being restored to their former condition and it is further agreed that the Landlord shall not be in any way liable to the Tenant, its licensees, invitees or to any person or persons claiming any right title or interest under the Tenant for any damage or injury which may be sustained by the Tenant or by any such person or persons as aforesaid on account of the defective or damaged condition of the said electrical appliances and equipment.

10. The Tenant shall continue to lease the said premises under the same "as is" basis with the said electrical appliances and equipment as at the commencement date of the first Tenancy Agreement made between the same parties hereto and dated 29th March 2018 ("First Tenancy Agreement"). The Tenant hereby declares that it has inspected and is fully satisfied with and accepts in all respects the existing state, condition, finishes and repair of the said premises. The Tenant further agrees to take over the said premises in such state and

condition as is to be delivered by the Landlord and shall raise no objection whatsoever in relation thereto. The Landlord shall not be required to do any work or repair in the said premises.

11. The Tenant agrees that during the term of this Agreement it will meet all its commitments to creditors as and when the same fall due so as to avoid becoming insolvent or bankrupt or having to enter into any composition or arrangement with its creditors or suffering any prosecution in respect of the non-payment of any money due to the Government of the Hong Kong Special Administrative Region.

12. The Tenant shall keep confidential and shall not at any time disclose or permit to be disclosed the terms of this Agreement or any negotiations or discussions relating to this Agreement or any other matter whatsoever in relation to this Agreement save and except that the parties hereto have agreed to the following disclosure:-

(a) as required by any laws or court order of the Hong Kong Special Administrative Region; or

(b) to its professional advisers; or

(c) to the extent that such information has become public knowledge other than due to the breach of this undertaking by the Tenant.

13. Notwithstanding anything to the contrary hereinbefore contained, the Tenant is fully aware that works (including but not limited to construction, renovation, alteration, maintenance or repair) are being/will be carried out by the Landlord in the said building and the said premises or any part thereof and scaffolding will also be erected on the external wall of the said building and outside the said premises and during the process noise and sound will be produced. Notwithstanding anything herein contained, the Tenant agrees and undertakes not to lodge any objection or to claim any compensation of any nature whatsoever in respect thereof and the Landlord, its servants, agents or contractors shall not be liable for any payment, compensation or other liabilities whatsoever for any nuisance, annoyance, damage, loss, inconvenience, disturbance (including noise or vibration or any temporary blockage or

closure of any part of the said building and the said premises) or interruption of business caused to the Tenant or any occupier or user of the said premises arising therefrom.

14. Each party shall bear its own legal costs and disbursements of and incidental to the preparation and completion of this Agreement but the stamp duty payable thereon shall be borne by the parties hereto in equal shares.

15. Notwithstanding any other provisions of this Agreement, a person who is not a party to this Agreement shall not have any right under the Contracts (Rights of Third Parties) Ordinance to enforce any provisions of this Agreement. This does not affect any right or remedy of such third party which exists or is available apart from that Ordinance.

16. This Agreement sets out the full agreement reached between the parties and no other representations have been made or warranties given relating to the Landlord or the Tenant or the said premises and if any such representation or warranty has been made given or implied the same is hereby waived.

17. It is hereby declared that in this Agreement words importing the singular number only shall include the plural and vice versa; words importing masculine gender shall include the feminine gender and the neuter gender; and words importing person shall include corporations. Where more than one person is named as the Tenant in the First Schedule hereto all such persons shall sign this Agreement and shall be jointly and severally liable for the performance and observance of the terms conditions and agreements contained herein and on the part of the Tenant to be performed and observed.

AS WITNESS the hands of the authorised representatives of the parties hereto the day and year first above written.

THE FIRST SCHEDULE ABOVE REFERRED TO

LANDLORD	:	SMILAX INVESTMENTS LIMITED whose registered office is situate at 20th Floor, Tung Wai Commercial Building, 109-111 Gloucester Road, Wanchai, Hong Kong (in this Agreement called "the Landlord")
TENANT	:	GALAXY PAYROLL SERVICES LIMITED whose registered office is situate at 25th Floor, Ovest, 77 Wing Lok Street, Sheung Wan, Hong Kong (Company No.1865017 and Business Registration No.61010971) (in this Agreement called "the Tenant")

THE SECOND SCHEDULE ABOVE REFERRED TO

ALL THAT the TWENTY-FIFTH FLOOR of OVEST, NO.77 WING LOK STREET, HONG KONG erected on ALL THOSE pieces or parcels of ground registered in the Land Registry as THE REMAINING PORTION OF MARINE LOT NO.127, THE REMAINING PORTION OF MARINE LOT NO.165, THE REMAINING PORTION OF MARINE LOT NO.166 and THE REMAINING PORTION OF MARINE LOT NO.167 as is shown for the purpose of identification only on the Plan annexed to the First Tenancy Agreement and thereon coloured Yellow.

THE THIRD SCHEDULE ABOVE REFERRED TO

for the term of TWO (2) YEARS commencing on the 1st day of May 2024 and expiring on the 30th day of April 2026 (both days inclusive) YIELDING AND PAYING therefor the calendar monthly rent of HONG KONG DOLLARS SIXTY-TWO THOUSAND ONE HUNDRED AND SEVENTY-SIX ONLY (HK$62,176.00) exclusive of Management Fees, rates and other outgoings payable in advance clear of all deductions on the 1st day of each and every calendar month.

THE FOURTH SCHEDULE ABOVE REFERRED TO

"Management Fees" - Currently as at the time of signing of this Agreement in the sum of HK$10,492.20 per month payable on the 1st day of each and every month subject to increase and/or review from time to time.

THE FIFTH SCHEDULE ABOVE REFERRED TO

(a) two fan coil air conditioning units

(b) carpet throughout

(c) false ceilings

(d) all lightings

(e) one pair of fire resistant glass door

(f) all the Landlord's fixtures

SIGNED by Tse Lok Hing Betty,)
its director - - - - - - - - - -)
for and on behalf of the Landlord ~~in~~)
~~the presence of~~/whose signature(s))
is/~~are~~ verified by :-)

For and on behalf of
SMILAX INVESTMENTS LIMITED

Authorized Signature(s)

DORINA W. M. WU
a Solicitor of the High Court of the
Hong Kong Special Administrative Region
FAIRBAIRN CATLEY LOW & KONG

SIGNED by But Yiu Kong Kenneth,)
its director - - - - - - - - - -)
for and on behalf of the Tenant in the)
presence of:-)

For and on behalf of
Galaxy Payroll Services Limited

Authorized Signature(s)

Name : Yeung Wai Cheung
H.K.I.D. No.: C612098(7)
Title : Director

RECEIVED on or before the day and year first	)	
above written of and from the Tenant the sum of	)	
HONG KONG DOLLARS FIVE HUNDRED	)	
AND TWO THOUSAND EIGHT HUNDRED	)	
AND EIGHT ONLY being the Deposit above	)	HK$502,808.00
expressed to be paid by the Tenant to the Landlord	)	*For and on behalf of* SMILAX INVESTMENTS LIMITED
(the Deposit is to be transferred from the deposit	)	
held under the Previous Tenancy Agreement)	)	.... *Authorized Signature(s)*

Dated the 28th day of March 2024

SMILAX INVESTMENTS LIMITED

and

GALAXY PAYROLL SERVICES LIMITED

****

RENEWAL TENANCY AGREEMENT

in respect of

25th Floor, Ovest,
No.77 Wing Lok Street, Hong Kong

****

FAIRBAIRN CATLEY LOW & KONG
Solicitors & Notaries
23rd Floor, Shui On Centre,
Nos.6-8 Harbour Road,
Wanchai, Hong Kong.

Ref: 1841701/18/WWM (Renewal 2024)